UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 6, 2013
(Date of earliest event reported)

Trans World Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(212) 983-3355
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         On February 1, 2013, Trans World Corporation’s Board of Directors elected one new independent director effective February 6, 2013.  This director joins the Company’s Board in addition to the currently sitting members.

         The new director is Patrick J. Bennett, Sr.  Mr. Bennett has more than 25 years of experience as a high-level executive in the Communications field, both nationally and internationally, with tenures at Sprint PCS, Rogers AT&T Wireless, Cambridge Positioning System, and Tesso Technologies.  More recently, Mr. Bennett worked with Covad Communications as Executive Vice President – Strategic Imperatives and then as the Company’s President and CEO.  Currently, Mr. Bennett is the President and Founder of CEO Strategies Group, a private consulting firm dedicated to building high-performance executive teams.

ITEM 9.01    Financial Statements and Exhibits

          (d) Exhibits:

Exhibit 99.1 – Press Release dated February 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: February 6, 2013	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer

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